KIRKPATRICK & LOCKHART LLP                       1800 Massachusetts Avenue, N.W.
                                                 Second Floor
                                                 Washington, D.C. 20036
                                                 202.778.9000
                                                 202.778.9100 Fax
                                                 www.kl.com



                               September 24, 2002



Neuberger Berman Intermediate Municipal Fund Inc.
605 Third Avenue
New York, NY  10158


Ladies and Gentlemen:

         You have requested our opinion, as counsel to Neuberger Berman Intermediate Municipal Fund Inc. ("Fund"), as to certain matters regarding the issuance of those shares of the Fund's common stock, par value $.0001 per share, that currently are being registered under the Securities Act of 1933, as amended ("1933 Act"), pursuant to the Fund's registration statement on Form N-2 (File Nos. 811-21168 and 333-97283) (the "Registration Statement") in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement ("Shares").

         As counsel to the Fund, we have examined certified or other copies, believed by us to be genuine, of the Fund's Articles of Incorporation and Amended and Restated Bylaws and such resolutions and minutes of meetings of the Fund's Board of Directors and other documents relating to its organization and operation as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) of the State of Maryland that in our experience are normally applicable to the issuance of shares by corporations and to the 1933 Act, the Investment Company Act of 1940, as amended ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.

         Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Fund and that, when issued and sold in accordance with the terms contemplated by the Registration Statement, including receipt by the Fund of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been validly issued and will be fully paid and non-assessable.

         We hereby consent to this opinion being an exhibit to the Registration Statement or a Pre-Effective Amendment thereto when it is filed with the SEC and

Neuberger Berman Intermediate Municipal Fund Inc.
September 24, 2002
Page 2



to the reference to our firm in the prospectus and statement of additional information that are being filed as part of the Registration Statement.

                                       Very truly yours,


                                       /s/ Kirkpatrick & Lockhart LLP
                                       --------------------------------
                                       Kirkpatrick & Lockhart LLP